Exhibit 99.02

Volition RX Limited

(A Development Stage Company)

Pro-Forma Financial Statements

For the Period Ended September 30, 2011

(unaudited – prepared by management)

Pro-Forma Balance Sheets

2

Pro-Forma Statements of Operations for the period ended September 30, 2011

3

Pro-Forma Statements of Operations for the year ended December 31, 2010

4

Notes to the Pro-Forma Financial Statements

5

Volition RX Limited

(A Development Stage Company)

Pro-Forma Balance Sheets

As at September 30, 2011

(Expressed in US dollars)

(unaudited)

	Standard Capital as at August 31, 2011 $	Singapore Volition as at September 30, 2011 $	Pro-Forma Adjustments $	Pro-Forma Consolidated $
			(Note 3)
ASSETS

Cash	139	959,090	–	959,229
Prepaid expenses	–	353,500	–	353,500
Other current assets	–	98,452	–	98,452

Total Current Assets	139	1,411,042	–	1,411,181

Property and equipment	–	24,726	–	24,726
Intangible assets	–	1,604,220		1,604,220

Total Assets	139	3,039,988	–	3,040,127

LIABILITIES

Current Liabilities

Accounts payable and accrued liabilities	55,572	192,152	–	247,724
Accrued officer salaries	–	20,373	–	20,373
Due to related parties	71,877	188,955	–	260,832
Notes payable	–	1,110,000	–	1,110,000

Total Current Liabilities	127,449	1,511,480	–	1,638,929

Grant payable	–	653,563	–	653,563

Total Liabilities	127,449	2,165,043	–	2,292,492

STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred stock	–	–	–	–

Common stock	2,285	3,070,816	(3,062,695)	8,121
			(1,212)
			(1,073)

Additional paid-in capital	100,665	390,530	3,062,695	3,453,225
			(101,738)
			1,073

Other comprehensive income	–	(1,295)	–	(1,295)

Accumulated deficit during the development stage	(230,260)	(2,585,106)	(127,310)	(2,712,416)
			230,260

Total Stockholders’ Equity (Deficit)	(127,310)	874,945	–	747,635

Total Liabilities and Stockholders’ Equity (Deficit)	139	3,039,988	–	3,040,127

Volition RX Limited

(A Development Stage Company)

Pro-Forma Statement of Operations

For the Period Ended August 31 and September 30, 2011

(Expressed in US dollars)

(unaudited)

	Standard Capital for the year ended August 31, 2011 $	Singapore Volition for the nine months ended September 30, 2011 $	Pro-Forma Adjustments $	Pro-Forma Consolidated $

Revenues	–	–	–	–

Operating Expenses

Depreciation and amortization	–	77,615	–	77,615
General and administrative	13,023	280,679	–	293,702
Research and development	–	506,221	–	506,221
Salaries and office administrative fees	–	826,471	–	826,471

Total Operating Expenses	13,023	1,690,986	–	1,704,009

Net Loss	(13,023)	(1,690,986)	–	(1,704,009)
Pro Forma Loss Per Share (Note 5)

Volition RX Limited

(A Development Stage Company)

Pro-Forma Statement of Operations

For the Year Ended August 31 and December 31, 2010

(Expressed in US dollars)

(unaudited)

	Standard Capital for the year ended August 31, 2010 $	Singapore Volition for the period from August 5, 2010 (date of inception) to December 31, 2010 $	Pro-Forma Adjustments $	Pro-Forma Consolidated $

Revenues	–	–	–	–

Operating Expenses

Depreciation and amortization	–	21,101	–	21,101
General and administrative	10,947	43,126	–	54,073
Professional fees	–	624,801	–	624,801
Research and development	–	60,871	–	60,871
Salaries and office administrative fees	–	144,221	–	144,221

Total Operating Expenses	10,947	894,120	–	905,067

Net Loss	(10,947)	(894,120)	–	(905,067)
Pro Forma Loss Per Share (Note 5)

Volition RX Limited

(A Development Stage Company)

Notes to the Pro-Forma Financial Statements

(Expressed in US dollars)

(unaudited)

1.

Basis of Presentation

On September 26, 2011, Standard Capital Corporation (“SCC” or the “Company”) entered into a share exchange agreement with Singapore Volition Pte Ltd. (“Singapore”), a private corporation formed under the republic of Singapore.  Under the terms of the agreement, SCC will acquire 100% of the issued and outstanding common shares of Singapore in exchange for 6,908,652 common shares of the Company.  After the close of the share exchange agreement, the former shareholders of Singapore will control approximately 85% of the total issued and outstanding common shares of SCC, resulting in a reverse takeover.  The share exchange agreement closed on October 6, 2011 and the Company was renamed “Volition RX Limited”.

These unaudited pro forma financial statements (“pro forma financial statements”) have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and are expressed in US dollars.  These pro forma financial statements do not contain all of the information required for annual financial statements. Accordingly, they should be read in conjunction with the most recent annual and interim financial statements of SCC.

These pro forma financial statements have been compiled from and include:

(a) an unaudited pro forma balance sheet combining the audited balance sheet of SCC as at August 31, 2011 and the unaudited interim balance sheet of Singapore as at September 30, 2011, giving effect to the transaction as if it occurred on September 30, 2011;

(b) an unaudited pro forma statement of operations combining the audited statement of operations of SCC for the year ended August 31, 2011 and the unaudited interim statement of operations of Singapore for the nine months ended September 30, 2011; and

(c) an unaudited pro forma statement of operations combining the audited statement of operations of SCC for the year ended August 31, 2010 and Singapore for the period from August 5, 2010 (date of inception) to December 31, 2010.

The unaudited pro forma financial statements have been compiled using the significant accounting policies as set out in the audited financial statements of the Company for the year ended August 31, 2011. Based on the review of the accounting policies of SCC and Singapore, there are no material accounting differences between the accounting policies of the companies. The unaudited pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of Singapore.

It is management’s opinion that these pro forma financial statements include all adjustments necessary for the fair presentation, in all material respects, of the proposed transaction described above in accordance with US GAAP applied on a basis consistent with SCC’s accounting policies. No adjustments have been made to reflect potential cost savings that may occur subsequent to completion of the transaction. The pro forma statement of operations does not reflect non-recurring charges or credits directly attributable to the transaction, of which none are currently anticipated.

The unaudited pro forma financial statements are not intended to reflect the results of operations or the financial position of Volition RX Limited which would have actually resulted had the proposed transaction been effected on the dates indicated. Further, the unaudited pro forma financial information is not necessarily indicative of the results of operations that may be obtained in the future. The pro forma adjustments and allocations are based in part on provisional estimates of the fair value of the assets acquired and liabilities assumed. Any final adjustments may change the allocation of purchase price which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma consolidated financial statements.

Volition RX Limited

(A Development Stage Company)

Notes to the Pro-Forma Financial Statements

(Expressed in US dollars)

(unaudited)

2.

Business Acquisition

On September 26, 2011, the Company entered into a share exchange agreement with Singapore and the shareholders of all of the issued and outstanding common shares of Singapore.  The share exchange agreement closed on October 6, 2011.

Pursuant to the agreement, SCC acquired all of the outstanding shares of common stock of Singapore (6,908,652 common shares) by issuing 6,908,652 common shares  As a result of the share exchange, the former shareholders of Singapore will control approximately 85% of the issued and outstanding common shares of SCC.  The transaction was accounted for as a reverse merger with Singapore being treated as the acquirer pursuant to Accounting Standards Codification (“ASC”) 805-40, Business Combinations – Reverse Acquisitions and as such, the acquisition was deemed to be a capital transaction rather than a business combination.   Accordingly, Singapore is deemed to be the purchaser for accounting purposes and these pro forma financial statements are presented as a continuation of Singapore.   All assets and liabilities will be recorded at carryover values from SCC and the retained earnings and comparative operating history will reflect that of Singapore. As a result, no goodwill or intangible asset was recorded.  The reverse merger transaction was treated as the issuance of equity by Singapore for the acquisition of SCC’s net assets.

The preliminary allocation of the purchase price is summarized in the table below and is subject to change.

$
Fair value of SCC’s net assets to be acquired

Cash	139
Accounts payable and accrued liabilities	(55,572)
Due to related parties	(71,877)

Net liabilities assumed on acquisition	(127,310)

3.

Pro Forma Assumptions and Adjustments

The unaudited pro-forma consolidated financial statements incorporate the following pro forma assumptions and adjustments:

(a)

For purposes of these pro-forma consolidated financial statements, it is assumed that all shareholders of Singapore exchanged their common shares for 6,908,652 common shares of SCC, at a rate of one common share of SCC for each Singapore common share.  The excess purchase consideration over the fair value of Singapore’s assets and liabilities has been charged to deficit on a pro-forma basis, as described in Note 2.

(b)

Prior to the acquisition on October 6, 2011, SCC returned to treasury and cancelled 1,073,000 issued and outstanding common shares.

Volition RX Limited

(A Development Stage Company)

Notes to the Pro-Forma Financial Statements

(Expressed in US dollars)

(unaudited)

4.

Pro-Forma Common Shares

Pro-forma common shares as at September 30, 2011, have been determined as follows:

	Number of Common Shares	Par Value $	Additional Paid-in Capital $

Issued and outstanding common shares of SCC	2,285,000	2,285	100,665
Issued and outstanding common shares of Singapore	6,908,652	3,070,816	390,530
Cancellation of issued and outstanding common shares of SCC	(1,073,000)	(1,073)	1,073
Eliminate issued and outstanding common shares of Singapore, and adjust to reflect par value	(6,908,652)	(3,070,816)	–
Issuance of common shares for acquisition	6,908,652	6,909	2,960,957

Pro-forma balance	8,120,652	8,121	3,453,225

5.

Pro-Forma Loss Per Share

Pro-forma basic and diluted loss per share for the period ended September 30, 2011 and year ended December 31, 2010 have been calculated based on the weighted average number of SCC common shares outstanding plus the common shares issued for the acquisition of Singapore.

	Period ended September 30, 2011	Year Ended December 31, 2010

Basic pro forma loss per share computation

Numerator:
Pro forma net loss available to stockholders	$ (1,704,099)	$ (905,067)

Denominator:
Issued and outstanding common shares of SCC	1,212,000	1,212,000
Common shares issued for acquisition of Singapore	6,908,652	6,908,652
Pro forma weighted average shares outstanding	8,120,652	8,120,652

Basic and Diluted pro forma loss per share	(0.21)	(0.11)